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                                                                    EXHIBIT 99.5



                                 ELECTION NOTICE

    I own ________ shares of Sac River Valley Bank common stock, par value $30 per share (the "Sac River Common Stock").

    I elect to receive the following consideration in exchange for my shares of Sac River Common Stock, in addition to the $485.70 per share of Sac River Common Stock that will be paid to each holder of Sac River Common Stock in the merger between Sac River Valley Bank and Liberty Bank (the "Merger"). (YOU MAY CHOSE A OR B OR A COMBINATION OF A AND B, BUT YOU MUST MAKE AN ELECTION FOR ALL SHARES OF SAC RIVER COMMON STOCK HELD BY YOU).


         NUMBER OF SHARES OF
         SAC RIVER COMMON STOCK                      IN EXCHANGE FOR
         ----------------------                      ---------------
A.       ______ SHARES                      35.516 SHARES OF LIBERTY BANCSHARES COMMON STOCK PER SHARE OF SAC
                                            RIVER COMMON STOCK

B.       ______ SHARES                      $1,050 PER SHARE OF SAC RIVER COMMON STOCK


    I understand that I will only receive consideration for my shares of Sac River Common Stock if the Merger is approved by the shareholders of Sac River Valley Bank at the Special Meeting called for that purpose on November 10, 1998 and all other conditions of the Merger as explained in the Proxy
Statement-Prospectus are met.

    I understand that I can change my election at any time before the commencement of the vote on the Merger at the Special Meeting on November 10, 1998 or during any adjournment of the Special Meeting by delivering a new Election Notice by mail or in person to Sac River Valley Bank.

    I understand that if I vote in favor of the Merger at the Special Meeting but do not return this Election Notice to Sac River Valley Bank before the vote on the Merger at the Special Meeting and the Merger is approved by the shareholders, my shares of Sac River Common Stock will be exchanged for Liberty Bancshares common stock. If I vote against the Merger or do not vote and, in either case, do not submit an Election Notice, my shares of Sac River Common Stock will be exchanged for cash.


                                                     ___________________________
                                                     Printed Name of Shareholder

                                                     ___________________________
                                                     Signature of Shareholder


PLEASE RETURN YOUR COMPLETED ELECTION NOTICE TO SAC RIVER VALLEY BANK IN PERSON OR IN THE ENCLOSED RETURN ENVELOPE BEFORE NOVEMBER 10, 1998.